Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated November 23, 2016 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Johnson Controls International plc’s Annual Report on Form 10-K for the year ended September 30, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated November 23, 2016 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Johnson Controls, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 8, 2016